                                                                   EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Capital Automotive REIT's previously filed Registration Statement File No. 333-34186, Registration Statement File No. 333-42610, Registration Statement File No. 333-53796, Registration Statement File No. 333-73181, Registration Statement File No. 333-73183, Registration Statement File No. 333-78233, Registration Statement File No. 333-78215, Registration Statement No. 333-78235, Registration Statement File No. 333-80257 and Registration Statement File No. 333-94943.

                                                      /s/   ARTHUR ANDERSEN LLP

Vienna, VA
March 23, 2001